Exhibit 3.1

Company No.: 192788

SECOND AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

JINKOSOLAR HOLDING CO., LTD

(adopted by a special resolution passed on 15 September, 2009)

Incorporated on the 3rd day of August, 2007

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (2009 Revision)

Company Limited by Shares

SECOND AMENDED AND RESTATED MEMORANDUM OF

ASSOCIATION

OF

JINKOSOLAR HOLDING CO., LTD

(adopted by a special resolution passed on 15 September, 2009)

1.	The name of the company is JINKOSOLAR HOLDING CO., LTD.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a) (i) To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exports and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii) To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

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	(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

	(d)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

	(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

	(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Second Amended and Restated Memorandum of Association in general and of this Article 3 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this article or elsewhere in the Second Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Law (2009 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and

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whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Second Amended and Restated Memorandum of Association and the Second Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Second Amended and Restated Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$10,000, divided into 500,000,000 shares of par value US$0.00002 per share comprising of (i) 487,183,400 Ordinary Shares of par value US$0.00002 each; (ii) 5,375,150 Series A Preferred Shares of par value US$0.00002 each; and (iii) 7,441,450 Series B Preferred Shares of par value US$0.00002 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2009 Revision) and the Second Amended and Restated Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Second Amended and Restated Memorandum of Association, the Company shall have no power to issue bearer shares.

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7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2009 Revision) and, subject to the provisions of the Companies Law (2009 Revision) and the Second Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.	Capitalized terms that are not defined in this Second Amended and Restated Memorandum of Association bear the same meaning as terms defined in the Second Amended and Restated Articles of Association of the Company unless the context otherwise requires.

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THE COMPANIES LAW (2009 Revision)

Company Limited by Shares

SECOND AMENDED AND RESTATED ARTICLES OF

ASSOCIATION

OF

JINKOSOLAR HOLDING CO., LTD.

(adopted by a special resolution passed on 15 September, 2009)

i

INDEMNITY	53

FINANCIAL YEAR	53

AMENDMENTS OF ARTICLES	53

TRANSFER BY WAY OF CONTINUATION	53

ii

DEFINITIONS

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Additional Ordinary Shares”	means all Ordinary Shares issued by the Company; provided that the term “Additional Ordinary Shares” does not include (i) Ordinary Shares issued upon conversion of Preferred Shares or (ii) Ordinary Shares issued under the long-term incentive plan of the Company;

“Approved Option Plan”	means option plan approved by the Members holding more than 50% of the votes of the Ordinary Shares, Members holding more than 50% of the votes of the Series A Preferred Shares and Members holding more than 50% of the votes of the Series B Preferred Shares.

“Articles”	means these Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	any of PricewaterhouseCoopers, Deloitte Touche Tohmatsu, KPMG, or Ernst & Young as may be appointed as auditor of the Company from time to time appointed in accordance with these Articles.

“Board” or “Directors”	means the board of directors of the Company or the directors present at the meeting of directors of the Company at which a quorum is present.

“Commission”	means (i) with respect to any offering of securities in the United States of America, the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States of America, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Company”	means JinkoSolar Holding Co., Ltd.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“dividend”	includes bonus.

“Equity Securities”	means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.

“Holder”	means a holder of Registrable Securities who is a party to the Shareholders Agreement from time to time, and its permitted transferees that become parties to the Shareholders Agreement from time to time.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“month”	means calendar month.

“New Securities”	means, subject to the terms of Article 19 hereof, any newly issued Equity Securities of the Company, except for (i) Ordinary Shares or Ordinary Share Equivalents pursuant to any share incentive plan of the Company, other share option, share purchase or share bonus plan, agreement or arrangement to be approved by the Financial Committee from time to time; (ii) securities issued upon conversion of the Series A Preferred Shares or Series B Preferred Shares or exercise of any outstanding warrants or options; (iii) securities issued in connection with a bona fide acquisition of another business; (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company; (vi) securities issued pursuant to the Share Subscription Agreement as such agreement may be amended or modified from time to time; or (vii) any other issuance of Equity Securities whereby the Series A Shareholders and Series B Shareholders give a written waiver of their rights under Article 19 hereof at their discretion.

“Ordinary Share”	an ordinary share of par value US$0.00002 in the capital of the Company.

“Ordinary Share Equivalent”	any share or security convertible or exchangeable for Ordinary Shares or any option, warrant or right exercisable for Ordinary Shares.

“Original Issue Price”	the Original Series A Issue Price or Original Series B Issue Price, as the case may be.

“Original Series A Issue Price”	means US$223.658 per share (in the case of Everbest International Capital Limited) or US$223.005 per share (in the case of Flagship Desun Shares Co., Limited).

“Original Series B Issue Price”	means US$236.513 per share.

“paid-up”	means paid-up and/or credited as paid-up.

“PRC”	means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“PRC Company”	means Jiangxi Jinko Solar Co., Ltd., a wholly owned subsidiary of the Company in the PRC.

“Preferred Share”	means a Series A Preferred Share or Series B Preferred Share, as the case may be.

“Preferred Shareholder”	means a Series A Shareholder or Series B Shareholder, as the case may be.

“Qualified IPO”	means a fully underwritten initial public offering of the Company’s shares or ADSs with a listing on the New York Stock Exchange.

“registered office”	means the registered office for the time being of the Company.

“Registrable Securities”	means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares and the Series B Preferred Shares, (ii) Ordinary Shares acquired by Wealth Plan Investments Limited pursuant to the Share Subscription Agreement and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction in which rights under Section 2 and Section 3 of the Shareholders Agreement are not assigned or shares for which registration rights have terminated pursuant to Section 6.4 of the Shareholders Agreement. For purposes of these Articles, (a) Registrable Securities shall cease to be Registrable Securities when an F-1 registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (b) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the United States Securities Act of 1933, as amended.

“Series A Preferred Share”	a series A convertible, redeemable preference share of a par value of US$0.00002 in the capital of the Company and having the rights, preferences and privileges attaching to it as provided in these Articles.

“Series A Shareholder”	means a person who is registered as a holder of Series A Preferred Shares in the register of Members of the Company.

“Series B Preferred Share”	a series B convertible, redeemable preference share of a par value of US$0.00002 in the capital of the Company and having the rights, preferences and privileges attaching to it as provided in these Articles.

“Series B Shareholder”	means a person who is registered as a holder of Series B Preferred Shares in the register of Members of the Company.

“share”	includes a fraction of a share.

“Share Subscription Agreement:	means the Share Subscription Agreement entered into among the parties thereto on December 11, 2008, as amended.

“Shareholders Agreement”	means the Shareholders Agreement entered into among the parties thereto on December 16, 2008, as amended.

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to the provisions, if any, in the Memorandum of Association (and to any direction that may be given by the Company in general meeting) and to Article 18, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of two classes of shares (including fractions of a share) of the Company to be designated respectively as Ordinary Shares and Preferred Shares which consists of the Series A Preferred Shares and Series B Preferred Shares with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles , the Company shall be precluded from issuing bearer shares.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery or a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

PREFERRED SHARES

8.	The Series A Preferred Shares and the Series B Preferred Shares shall have the rights, preferences, privileges, and shall rank prior to the Ordinary Shares, as set out in theses Articles. Other than specifically set out herein, the Series B Preferred Shares shall rank prior to the Series A Preferred Shares in all respects.

CONVERSION RIGHTS

Optional Conversion

9.	(a)	Unless converted earlier pursuant to Article 10 below, Series A Preferred Shares or Series B Preferred Shares may, at the option of any Preferred Shareholder holding such Preferred Shares, be converted at any time into such number of fully-paid and non-assessable Ordinary Shares as is determined by dividing Original Issue Price by the then-effective Conversion Price (as defined below); provided that no Preferred Share shall be convertible under this paragraph (a) if (i) only a portion and not all of the Series A Preferred Shares or Series B Preferred Shares held by such Preferred Shareholder are proposed to be converted, and (ii) following the date on which the conversion is to be effected, the Company would be unable to pay its debts as they fall due in the ordinary course of business.

	(b)	The Preferred Shareholder who desires to convert such Preferred Shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

Automatic Conversion

10.	(a)	Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted, based on the then-effective Conversion Price into Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO or (ii) the vote or written consent of the holders of more than sixty-seven (67%) of the then outstanding Preferred Shares (voting together as a single class).

	(b)	The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

Mechanics of Conversion

11.	The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in any manner as may be authorised by law and as the Board of Directors may determine, including one or more of the following methods:

	(a)	The Series A Preferred Shares and the Series B Preferred Shares shall be converted into Ordinary Shares as set out in Articles 9 and 10 hereof.

	(b)	The Board may by resolution resolve to redeem the Preferred Shares (and, for accounting and other purposes, may determine the value thereof) and in consideration thereof issue fully-paid Ordinary Shares in relevant number.

	(c)	The Board may by resolution adopt any other method permitted by law, including capitalising reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in paragraph (a) or (b) above, as applicable, the conversion shall be considered in preference to any other method permitted by law or these Articles.

	(d)	The Ordinary Shares to which the Preferred Shareholders are entitled upon conversion aforesaid shall: (i) be credited as fully paid; and (ii) rank pari passu in all respects and form one class with the Ordinary Shares in issue.

Reservation of Shares issuable upon Conversion

12.	The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the Preferred Shareholder, the Company and its Members will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

Conversion Price

13.	The “Conversion Price” shall initially equal the Original Issue Price, and shall be adjusted from time to time as provided below:

Adjustments for Share Splits and Combinations

(a) If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Prices in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustments for Ordinary Share Dividends and Distributions

(b) If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional Ordinary Shares, the Conversion Prices then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Adjustments of Other Dividends

(c) If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

Reorganisations, Mergers, Consolidations, Reclassifications, Exchanges and Substitutions

(d) If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event in Article 143) then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

Sale of Shares below Conversion Price

(e)	(i)	If at any time, or from time to time, the Company shall issue or sell Additional Ordinary Shares (other than (aa) as a subdivision or combination of Ordinary Shares provided for in sub-clause (a) above, (bb) pursuant to the exercise of options over the Ordinary Shares that has been approved by Members holding more than 50% of the votes of the Ordinary Shares, Members holding more than 50% of the votes of the Series A Preferred Shares and Members holding more than 50% of the votes of the Series B Preferred Shares, or (cc) as a dividend or other distribution provided for in sub-clause (b) above) for a consideration per share less than the then existing Conversion Price, then, the Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by dividing (i) the amount equal to the sum of (x) such Conversion Price immediately prior to such issue or sale multiplied by the number of Ordinary Shares outstanding at the close of business on the day immediately preceding such issue or sale, plus (y) such Conversion Price immediately prior to such issue or sale multiplied by the number of Preferred Shares outstanding at the close of business on the day immediately preceding such issue or sale, plus (z) the aggregate consideration, if any, received or to be received by the Company upon such issuance or sale, by (ii) the number of Ordinary Shares outstanding at the close of business on the date of such issue or sale after giving effect to the issuance of the Additional Ordinary Shares and conversion of the Preferred Shares.

	(ii)	For the purpose of making any adjustment in a Conversion Price or number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

		(A)	To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

	(B)	To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors (including the Series A Director and Series B Director) as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

	(C)	If Additional Ordinary Shares or Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan) exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan) shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors (including the both the Series A Director or Series B Director) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan).

(iii)	For the purpose of making any adjustment in a Conversion Price provided in this Article 13(e), if at any time, or from time to time, the Company issues any Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan) exercisable, convertible or exchangeable for Additional Ordinary Shares and the effective Conversion Price of such Ordinary Share Equivalents is less than a Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the effective Conversion Price.

(A)	In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan) where the resulting effective Conversion Price is less than a Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, such Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such effective Conversion Price applied.

(B)	If any right to exercise, convert or exchange any Ordinary Share Equivalents (other than options issued pursuant to an Approved Option Plan) shall expire without having been fully exercised, a Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made on the basis that (x) the only Additional Ordinary Shares to be issued on such Ordinary Share Equivalents were such Additional Ordinary Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (y) such Additional Ordinary Shares, if any, were issued or sold for (i) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (ii) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, plus (iii) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalent actually converted.

(C)	For any Ordinary Share Equivalent with respect to which a Conversion Price has been adjusted under this Article 13(e)(iii), no further adjustment of such Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

Other Dilutive Events

(f)	In the case any event shall occur as to which the other provisions of this Article are not strictly applicable, but the failure to make any adjustment to a Conversion Price would not fairly protect the conversion rights of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article, necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares. If the holders of more than 50% of the then outstanding Series A Preferred Shares or holders of more than 50% of the then outstanding Series B Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an internationally recognized investment banking firm, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

Certificate of Adjustment

(g)	In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the Preferred Shares after such adjustment or readjustment.

Notice of Record Date

(h)	In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of any Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.

Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

Notices

	(i)	Any notice required by the provisions of this Article shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

Performance Based Adjustment of Conversion Price

14.	(a)	If the Series A Preferred Shares have not been converted into Ordinary Shares when the Company delivers to Series A Shareholders its audited consolidated financial statements for the period from January 1, 2008 to December 31, 2008 audited by the Auditors and prepared in accordance with U.S. GAAP (the “Year 2008 Account”) (such Year 2008 Account must be provided by the Company to the Preferred Shareholders on or prior to April 30, 2009),

(i) If the Year 2008 Net Earnings is less than RMB225 million or greater than RMB275 million, the Conversion Price of the Series A Preferred Shares shall be adjusted so that when the Series A Shareholder converts all of its Series A Preferred Shares it acquired under the Share Subscription Agreement into Ordinary Shares, such Ordinary Shares shall represent a percentage (rounded to the nearest 2 decimal places) of all of the then outstanding Ordinary Shares and Ordinary Share Equivalents calculated as follows:

N(A) = Series A Investment Amount / Series A Final Post-money Valuation, where:

N(A) = the percentage of the Ordinary Share held by the Series A Shareholder after giving effect to the adjustment under this Article and subscription for the Series A Preferred Shares as provided in the Share Subscription Agreement;

Series A Investment Amount = the subscription price for the series A preferred shares in Paker paid by the Series A Shareholder in US dollars multiplied by the respective exchange rate between the US dollar and Renminbi as of the date the Series A Shareholder makes the payment of such subscription price.

Series A Final Post-money Valuation = Year 2008 Net Earnings in Renminbi multiplied by 6.3 plus RMB166,876,144.

	(ii)	If the Year 2008 Net Earnings is less than RMB175 million, it shall, for the purposes of calculating N(A) in Paragraph (i) above, be deemed to be RMB175 million. If the Year 2008 Net Earnings is greater than RMB325 million, it shall, for the purposes of calculating N(A) in Paragraph (i) above, be deemed to be RMB325 million.

(b)	If the Series B Preferred Shares have not been converted into Ordinary Shares at the time of delivery of the Year 2008 Account,

	(i)	If the Year 2008 Net Earnings is (A) less than RMB250 million but greater than RMB200 million or (B) greater than RMB250 million but not greater than RMB300 million, the Conversion Price of the Series B Preferred Shares shall be adjusted so that when the Series B Shareholders convert all of their Series B Preferred Shares they acquired under the Share Subscription Agreement into Ordinary Shares, such Ordinary Shares shall represent a percentage (rounded to the nearest 2 decimal places) of all of the then outstanding Ordinary Shares and Ordinary Share Equivalents calculated as follows:

N(B) = Series B Investment Amount / Series B Final Post-money Valuation, where:

N(B) = the percentage of the Ordinary Shares held by the Series B Shareholders after giving effect to the adjustment under this Article and subscription for the Series B Preferred Shares as provided in the Share Subscription Agreement;

Series B Investment Amount = RMB240,972,160.

Series B Final Post-money Valuation = Year 2008 Net Earnings in Renminbi multiplied by 6.6 plus (a) the Series B Investment Amount and (b) RMB166,876,144.

(ii) If the Year 2008 Net Earnings is less than RMB200 million, it shall, for the purposes of calculating N(B) in Paragraph (i) above, be deemed to be RMB200 million. If the Year 2008 Net Earnings is greater than RMB300 million, it shall, for the purposes of calculating N(B) in Paragraph (i) above, be deemed to be RMB300 million.

(c) Any earnings obtained through or as the result of mergers or acquisitions or any extraordinary or non-recurring earnings shall not be counted toward the audited consolidated Year 2008 Net Earnings of the Company for purposes of this Article 14. In calculating the Year 2008 Net Earnings of the Company, the costs and expenses incurred by the Company in relation to the investment by the Series A Shareholders in the Series A Preferred Shares, Series B Shareholders in Series B Preferred Shares, any other financing conducted by the Company including the Qualified IPO and implementing any equity incentive plan including employee stock option plan shall not be deducted from the income of the Company. Year 2008 Net Earnings of the Company shall be rounded to the nearest RMB100,000.

Optional Redemption of Preferred Shares

15.	At any time after May 30, 2011, any Preferred Shareholder may, by a written request to the Company, require that the Company redeem all of the Series A Preferred Shares or Series B Preferred Shares held by such Preferred Shareholder in accordance with the following terms. In the event of a redemption, the Company shall redeem Series A Preferred Shares and Series B Preferred Shares pari passu based on the investment amount of the Series A Shareholders and the Series B Shareholders. Within fifteen (15) business days after receiving the request for redemption from any Preferred Shareholder, the Company shall give written notice to such Preferred Shareholder, which shall specify the redemption date and direct such Preferred Shareholder to submit its share certificates to the Company on or before the scheduled redemption date. The redemption price for each Preferred Share redeemed pursuant to this Article 15 shall be determined pursuant to Article 16 (the “Preferred Redemption Price”). The closing (the “Redemption Closing”) of the redemption of the Preferred Shares pursuant to this Article will take place on the thirtieth day after the notice of the Preferred Shareholder requesting to redeem its Preferred Shares is received at the offices of the Company, or such other date or other place as such Preferred Shareholder and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of funds legally available therefor, redeem each Series A Preferred Share or Series B Preferred Shares held by such Preferred Shareholder by paying in cash therefor the applicable Preferred Redemption Price, against surrender by such Preferred Shareholder at the Company’s principal office of the certificate representing such Preferred Share. From and after the Redemption Closing, if the Company makes the applicable Preferred Redemption Price available to any Preferred Shareholder, all rights of such Preferred Shareholder (except the right to receive the applicable Preferred Redemption Price) will cease with respect to such Preferred Shares, and such Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

16.	In connection with the redemption of Series A Preferred Shares under this Article, the Company shall pay a redemption price equal to 150% of the Original Series A Issue Price, plus all accumulated and unpaid dividends due and payable on such Series A Preferred Shares. In connection with the redemption of Series B Preferred Shares under this Article, the Company shall pay a redemption price equal to 150% of the Original Series B Issue Price, plus all accumulated and unpaid dividends due and payable on such Series B Preferred Shares.

17.	If the Company’s assets which are legally available on the date that any redemption payment under this Article is due are insufficient to pay in full all redemption payments to be paid on such date, those assets which are legally available shall be used to pay all redemption payments due on such date in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the holders of the Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

PROTECTIVE PROVISIONS

Matters Requiring Consent of Members Holding Majority Votes of Shares

18.	(a)	The following matters of the Company and, mutatis mutandis, of any subsidiaries with respect to which the Company exercises any control, shall require the approval of Members holding more than 50% of the votes of Ordinary Shares, Members holding more than 50% of the votes of the Series A Preferred Shares and Members holding more than 50% of the votes of the Series B Preferred Shares:

		(i)	alter or change the rights, preferences or privileges of the Series A Preferred Shares or Series B Preferred Shares, including but not limited to any amendment or waiver of any provisions of these Articles that adversely affects the rights of the Series A Preferred Shares or Series B Preferred Shares;

(ii)	declaration or payment of dividend or other distribution of the Company;

(iii)	making any increase of the number of authorized or issued shares in capital, or any purchase or redemption of any shares of the Company; increase the share capital by such sum to be divided into shares of such amount or without normal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the resolution shall prescribe; authorize or issue any equity security senior to or on a parity with the Series A Preferred Shares and the Series B Preferred Shares as to dividend rights or redemption rights or liquidation preferences; or issuing or paying any securities of the Company by way of capitalization of profits or revenues;

(iv)	any action to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the Series A Preferred Shares or the Series B Preferred Shares; consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(v)	adoption or amendment of any employee equity incentive plan, including without limitation, any increase of the number of Ordinary Shares reserved under any employee equity incentive plan;

(vi)	making any decrease of the number of authorized or issued shares in capital or any capital redemption revenue fund, or by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Second Amended and Restated Memorandum of Association or into shares without nominal or par value; which in each case shall also require the approval of Members holding at least 75% of the votes of the shares of the Company on an as-converted basis;

(vii)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(viii)	making any investment in excess of US$3,000,000, or incurring any debt, or capital expenditure in excess of eight percent (8%) of the net asset value of the Company, or enter into any transaction or series of related transactions for which the aggregate value of the transaction or series of related transactions exceeds eight percent (8%) of the net asset value of the Company, unless such investment or transaction is conducted in the ordinary course of business or included in the annual budget;

(ix)	approving the entering into, any amendment to the agreements among the Company and its affiliates, or any transaction involving both the Company and a shareholder or any Company’s employees, officers, Directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders or other associates, each with an amount exceeding US$150,000;

(x)	adoption of the annual budget, or any material change in the annual budget, or engaging in any new line of business of the Company;

(xi)	amendment of the accounting policies previously adopted or change the Auditor of the Company;

(xii)	granting or creating by the Company of any indemnity or guarantee or any charge, lien or debenture or other security over all or any part of the assets or rights of the Company, or provision of loans by the Company to any other person other than an affiliate, or disposing of substantial assets or any intellectual property owned by the Company to any other person other than an affiliate, in an aggregate amount of US$300,000;

(xiii)	granting or creating by the Company of any indemnity or guarantee or any charge, lien or debenture or other security over all or any part of the assets or rights of the Company, or provision of loans by any Company Group member to any of its affiliates, or disposing of substantial assets or any intellectual property owned by the Company to any of its affiliates, in an aggregate amount exceeding eight percent (8%) of the net asset value of the Company;

(xiv)	adoption of, and amendment of any terms of, any of the Company’s employee stock option plans or profit sharing scheme;

(xv)	formation of subsidiary or affiliate (except Jiangxi Jinko Solar Co., Ltd.), or effecting any merger, joint venture, spin-off, liquidation, dissolution, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of the Company;

(xvi)	other customary protective rights mutually agreed upon by the Members;

(xvii)	increase or decrease the authorized size of the Company’s Board of Directors; and

(xviii)	any increase in compensation of any senior executive employee by more than twenty percent (20%) in a twelve (12) month period.

(b) the powers and duties of the Directors and the management of the Company shall subject to the provisions of this Article 18.

Voting

18A.	Except as otherwise required by Statute or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted in accordance with the provisions hereof at the record date for determination of the Members entitled to vote on such matters at any meeting of Members of the Company, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited. Subject to provisions to the contrary elsewhere in the Second Amended and Restated Memorandum of Association and these Articles, including the consent requirements set forth in Article 18, the holders of Preferred Shares shall vote together with the holders of the Ordinary Shares, and not as a separate class. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Shareholders’ meeting in accordance with these Articles.

Dividends

18B	The Series A Preferred Shares shall rank pari passu with Series B Preferred Shares in terms of rights to receive dividends and distributions from the Company. The Series A Preferred Shares and Series B Preferred Shares shall be entitled to cumulative dividends in preference to any dividend on the Ordinary Shares or any other class or series of shares at the rate of 10% per annum of their respective Original Issue Price, when and as declared by the Board. No dividend, whether in cash, in property, in shares of the Company or otherwise, shall be paid on any other class or series of shares of the Company unless and until the dividend aforesaid is first paid in full on the Series A Preferred Shares and Series B Preferred Shares on an as-converted basis. The Board may declare and pay dividend on any other class or series of shares of the Company only after any and all of the dividends accumulated on the Series A Preferred Shares and Series B Preferred Shares has been fully paid, and in no event shall any dividends per share made or declared on any other class or series of shares of the Company be greater than that made or declared on the Series A Preferred Shares or Series B Preferred Shares. For purpose of this Article 18B, “cumulative” shall refer to dividends that have been declared by the Board but not paid, and “accumulated” shall have the correlative meaning. Dividends shall not accumulate or accrue unless declared.

PREEMPTIVE RIGHTS

General

19.	The Company hereby grants to each Preferred Shareholder a right to purchase up to its pro rata shares of any New Securities that the Company may, from time to time, propose to sell or issue to any person or entity other than the holders of Ordinary Shares. A Preferred Shareholder’s “pro rata share” for purposes of this purchase right shall be determined according to the number of Ordinary Shares owned by such Preferred Shareholder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents) in relation to the total number of Ordinary Shares of the Company outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents).

Issuance of Notice

20.	In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Shareholder a written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preferred Shareholder shall have thirty (30) days after the receipt of such notice to agree to purchase such New Securities (as determined in Article 19 above) at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Failure by a Preferred Shareholder to give notice within such 30-day period shall be deemed to constitute a decision by such Preferred Shareholder not to exercise its purchase rights with respect to such issuance of New Securities.

Sales by the Company

21.	For a period of one hundred and twenty (120) days following the expiration of the thirty (30) day period as described in Article 20 above, the Company may sell any New Securities with respect to which a Preferred Shareholder’s preemptive rights under Article 19 were not exercised, at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such one hundred and twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Shareholder(s) in the manner provided in Article 19 above.

Termination of Preemptive Rights

22.	The preemptive rights in these Articles shall terminate on the earliest of (i) the closing of the Qualified IPO, (ii) with respect to a Preferred Shareholder, the date on which the Series A Preferred Shares or Series B Preferred Shares held by such Preferred Shareholder are converted into Ordinary Shares or (iii) a Liquidation Event.

RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS

Restriction on Transfer of Shares

23.	(a)	Prior to completion of the Qualified IPO, no Restricted Shareholder (as such term is defined below) shall transfer any Ordinary Shares without first obtaining the approval in writing of Preferred Shareholders holding more than 60% of outstanding Preferred Shares.

	(b)	Except as provided in Articles 24 through 27, any holder of Ordinary Shares of the Company other than the Preferred Shareholders or holders of Ordinary Shares converted from the Series A Preferred Shares or Series B Preferred Shares (each a “Restricted Shareholder”), regardless of any such holder’s employment status with the Company may not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions (a “Transfer”) any direct or indirect interest in any Equity Securities of the Company now or hereafter owned or held by him or her before a Qualified IPO, unless otherwise approved in writing by Preferred Shareholders holding more than sixty percent (60%) of then outstanding Preferred Shares. For the purposes hereof, redemption or repurchase of shares by the Company shall not be prohibited under this Article.

	(c)	Any transfer of Equity Securities by a Restricted Shareholder not made in compliance with this Article shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

Rights of First Refusal

24.	(a)	Prior to the closing of a Qualified IPO, subject to the consent of Preferred Shareholders holding more than sixty percent (60%) of then outstanding Preferred Shares, if a Restricted Shareholder proposes to transfer the Equity Securities such Restricted Shareholder directly or indirectly holds in the Company to one or more third parties pursuant to an understanding with such third parties (a “Transfer”, and such holder a “Transferor”), then the Transferor shall give the Company written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

	(b)	(i) Each Holder shall have an option for a period of thirty (30) days following the Holder’s receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii)	Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, by notifying Transferor and the Company in writing, before expiration of the thirty (30) day period after delivery of the Transfer Notice as to the number of such Offered Shares that it wishes to purchase.

(iii)	Each Holder’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Holder on the date of the Transfer Notice and the denominator of which shall be the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) held by all Holders on such date.

(iv)	If any Holder fails to exercise such purchase option pursuant to this Article 24, the Transferor shall give notice of such failure (the “Re-allotment Notice”) to each other Holder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) days from the date such Re-allotment Notice was given to elect to increase the number of Offered Shares they agreed to purchase under Article 24(b)(iii) to include their respective pro rata share of the Offered Shares contained in any Re-allotment Notice.

(v)	Subject to applicable securities laws, the Holder shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates upon written notice to the Company and the Transferor.

(vi)	If a Holder gives the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed by the Transferor and all the participating Holders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Holder’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Article 24(c).

	(vii)	Regardless of any other provision of these Articles, if the Holders decline in writing, or fail to exercise their purchase option pursuant to this Article 24 with respect to any or all Offered Shares, the Transferor shall be free to sell the remaining Offered Shares pursuant to the Transfer Notice, subject to Articles 25 and 26.

	(viii)	If any Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Holder, the Transferor will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Holder, and the Transferor will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Holder.

(c)	(i)	Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Holders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

	(ii)	If the Transferor, on the one hand, and the Holders on the other hand, cannot agree on such cash value within seven (7) days after the Holders’ receipt of the Transfer Notice, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the Holders, or, if they cannot agree on an appraiser within ten (10) days after the Holders’ receipt of the Transfer Notice, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

	(iii)	The cost of such appraisal shall be shared equally by the Transferor and the Purchasing Holders, with the half of the cost borne by the Purchasing Holders to be borne pro rata by each Purchasing Holder based on the number of shares such Purchasing Holder has elected to purchase pursuant to this Article 24.

	(iv)	If the value of the purchase price offered by the prospective transferee is not determined within the forty-five (45) day period specified in Article 24(b)(vi) above, the closing of the Holders’ purchase shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this Article 24(c).

Right of Co-Sale

25.	(a)	To the extent the Holders do not exercise their respective right of first refusal as to all of the Offered Shares pursuant to Article 24, each Holder that did not exercise its right of first refusal as to any of the Offered Shares pursuant to Article 24 shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within fifteen (15) days after delivery of the Transfer Notice referred to in Article 24(a) (such Holder, a “Selling Holder”; all such Holders and the Transferor are referred to collectively as the “Selling Holders”).

(i) Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(ii) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be the Transferor’s pro rata share of the Offered Shares, calculated on the basis that the Transferor is a Selling Holder.

	(b)	The Selling Holders may elect to sell such number of Equity Securities that in aggregate equals the total number of Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Article 24 on pro rata basis. Each Selling Holder may elect to sell such number of Equity Securities that equals the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Article 24 multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on as-if-converted basis which includes the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (on as-if-converted basis which include the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by all Selling Holders on the date of the Transfer Notice.

	(c)	Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser (i) an executed sale and purchase agreement, if required, and any other documentation reasonably requested by the prospective purchaser and (ii) one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of any Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Holder shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary

Shares) and certificates corresponding to such Ordinary Shares. To the extent that such Ordinary Share Equivalents are by their terms then exercisable for, or convertible into, Ordinary Shares, the Company agrees to permit such exercise or make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer, subject in each case to receiving the exercise price, if applicable, and all other documents required for such exercise or conversion.

	(d)	The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Article 25(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently herewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

	(e)	To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Holder such shares or other securities that such Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

Non-Exercise of Rights

26.	(a)	Subject to any other applicable restrictions on the sale of such shares, to the extent that the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Article 24 and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Article 25, the Transferor shall have a period of 90 days from the expiration of such rights in which to sell the Offered Shares, as the case may be, to the third-party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

	(b)	In the event the Transferor does not consummate the sale or disposition of the Offered Shares within 90 days from the expiration of such rights, the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of these Articles.

	(c)	The exercise or non-exercise of the rights of the Holders under Articles 24 and 25 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

Limitations to Rights of First Refusal and Co-Sale.

27.	The provisions of Articles 24 and 25 shall not apply to:

	(a)	the exercise of outstanding options pursuant to the Company’s share incentive plans;

	(b)	any Transfers by LI Xiande, CHEN Kangping or LI Xianhua to any of their respective affiliates, and any Transfers by LI Xiande, CHEN Kangping or LI Xianhua among themselves;

	(c)	sale or otherwise assignment, with or without consideration, of up to ten (10%) of Equity Securities now or hereafter held by such holder, to an entity wholly-owned by such holder, or to a spouse or child of such holder, or to a trust, custodian, trustee, or other fiduciary for the account of any of the foregoing, or to a trust for such holder’s account;

	(d)	other option rights or warrants approved by Preferred Shareholders; or

	(e)	any Transfers that may result from the transactions contemplated by the Shareholders Agreement or the Share Subscription Agreement.

provided that, in case of (a), (b) and (c) above, each of the transferees, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the Holders, assuming the obligations of the Restricted Shareholders under the Shareholders Agreement and these Articles with respect to the transferred securities; provided, further, that each of the transferor shall remain liable for any breach by such transferee of any provision hereunder.

Termination of Rights of First Refusal and Co-Sale Rights.

28.	The rights and covenants set forth in Articles 24 and 25 shall terminate and be of no further force or effect with respect to a Preferred Shareholder upon the earliest occurrence of (i) the closing of a Qualified IPO, (ii) the date on which the Series A Preferred Shares or Series B Preferred Shares held by such Preferred Shareholder are converted into Ordinary Shares, (iii) the date on which the Series A Shareholders cease to hold and the Series B Shareholders as a group ceases to hold at least 4% of the Company’s outstanding shares on a fully-diluted, as converted basis, or (iv) a Liquidation Event.

TRANSFER OF SHARES

29.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

30.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

31.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

REDEEMABLE SHARES

32.	(a) Subject to the provisions of the Statute, Articles 15 through 18 and the Second Amended and Restated Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manners as the Company, before the issue of the shares, may by Special Resolution determine.

(b) Subject to the provisions of the Statute, Articles 15 through 18 and the Second Amended and Restated Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

33.	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to Article 18, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

34.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

35.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, provided that the rate percent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Statute and the rate of the commission shall not exceed the rate of 10 percent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 percent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

36.	No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

37.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

38.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

39.	To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

40.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

41.	(a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

	(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

	(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

42.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

43.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment, all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

44.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

45.	(a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven percent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

	(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

46.	(a)	If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

	(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

	(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

47.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

48.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

49.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

50.	The Company shall be entitled to charge a fee not exceeding one dollar (US $1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distress, or other instrument.

TRANSMISSION OF SHARES

51.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with persons.

52.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to register himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to register himself as holder he shall deliver or send to the Company a notice in writing signed by him stated that he so elects.

53.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED, HOWEVER, that the Directors may at any time give notice requiring any such person to elect either to register himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF

LOCATION REGISTERED OFFICE AND ALTERATION OF CAPITAL

54.	(a)	All new shares created hereunder shall be subject to the same provisions with reference to payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

	(b)	Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

	(c)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

55.	Subject to Article 18, for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but in any case not to exceed 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

56.	Subject to Article 18, in lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to receive notice of dividend or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

57.	Subject to Article 18, if the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETING

58.	(a)	Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

	(c)	If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

59.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

	(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

	(c)	If the Director do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall be held after the expiration of three months after the expiration of the said 21 days.

	(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

60.	At least 5 days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner is as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 59 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

61.	The accidental omission to give notice of a general meeting to, or the non-receipt of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

62.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, (a) not less than (i) one or more Members holding 75% or more of the votes of the Ordinary Shares, (ii) one or more Members holding 50% or more of the votes of the Series A Preferred Shares (calculated on an as-converted basis) and (iii) one or more Members holding 50% or more of the votes of the Series B Preferred Shares (calculated on an as-converted basis) present in person or by proxy shall be a quorum in the case of an annual general meeting; and (b) subject to the requirement set forth in Article 18, not less than the Members holding the minimum number of votes of shares required to approve the actions submitted for approval at such meeting present or by proxy shall be a quorum in the case of any other general meeting.

62A.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

63.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

64.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or has given notice to the Company of his intention not to attend the meeting, the Directors present shall elect one of their number to be chairman of the meeting.

65.	If at any meeting no Director is willing to act as chairman or no Director is present within 15 minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

66.	The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or any other Member present in person or by proxy.

68.	Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

69.	The demand for a poll may be withdrawn.

70.	Except as provided in Article 71, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

71.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

72.	Subject to Article 18A, and to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands by every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote of each share registered in his name on the register of Members.

73.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

74.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

75.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

77.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

78.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

79.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

80.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

81.	A vote given in according with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

82.	Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the company.

83.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly, at any meeting and shall not be counted in determining the total number of outstanding shares of record of the Company.

DIRECTORS

84.	There shall be a Board of Directors consisting of up to seven (7) directors, of which (i) so long as any Series A Shareholder holds not less than 4% of the Company’s Shares on a fully-diluted as-converted basis one (1) Director shall be appointed by such Series A Shareholder (the “Series A Director”), (ii) so long as Series B Shareholders as a group hold not less than 4% of the Company’s Shares on a fully-diluted as-converted basis, one (1) Director shall be appointed by the Series B Shareholders (the “Series B Director”), (iii) three (3) Directors shall be appointed by the Ordinary Shareholders and (iv) two (2) independent Directors who meet the independence requirements of the relevant securities exchange and the Commission.

85.	A Director shall not be required to hold any shares in the Company.

86.

The Directors shall receive such remuneration for their services for each year as the Members shall from time to time in general meeting determine and the Members in general meeting may decide in what shares or proportions such remuneration shall be divided or allotted and such remuneration may be either by a fixed sum or a percentage of profits or otherwise as may be determined by the Members in general meeting. In the event of a Director for any cause vacating his office before the end of any year his remuneration shall be deemed to have accrued up to the date when his office as a Director shall have been vacated. If any of the Directors shall be called upon to perform extra services the Directors may by resolution remunerate the Director or Directors so doing either by a fixed sum or a percentage of profits or otherwise as may be determined by them and such remuneration may be either in addition to or in substitution for the share of such Director or Directors in the remuneration provided for the Directors. The Directors shall also be entitled to be repaid all traveling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors.

87.	A Director or an alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

88.	A Director or an alternate Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and such Director or alternate Director shall not be accountable to the Company for any remuneration or other benefits received by him as Director, officer, or from his interest in, such other company.

89.	The office of Director or alternate Director shall not be prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at prior to its consideration and any vote thereon.

90.	A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 89 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

91.

A Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee while he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

92.	(a)	Subject to Article 18, the business of the Company shall be managed by the Directors or a sole Director (if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting, PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

	(b)	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions(not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject of such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

	(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

	(d)	The Directors shall cause minutes to be made in books provided for the purpose:

(i) of all appointments of officers made by the Directors;

(ii) of the names of the Directors (including those represented thereat by an alternate or be proxy) present at each meeting of the Directors and of any committee of the Directors;

(iii) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

	(e)	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

	(f)	Subject to Article 18, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debentures stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

93.	(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers of this paragraph.

	(b)	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

	(c)	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the Members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

	(d)	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

94.	The Directors may from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they think fit but his appointment should be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

95.	The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDING OF DIRECTORS

96.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

97.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days notices in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or the alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex, or telecopy, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 61 shall apply mutatis mutandis with respect to the notices of meetings of Directors.

98.	The quorum necessary for the transaction of the business of the Directors shall be at least 4 Directors, with one being the Series A Director, one being the Series B Director and two being Directors appointed by the Ordinary Shareholders. A quorum must be present at the beginning of and throughout each meeting. If within 30 minutes of the time appointed for a meeting a quorum is not present (either less than 4 Directors or the specified Directors are not present), the meeting shall stand adjourned to the same day next week at the same time and place. If such quorum cannot be obtained per two (2) consecutive meetings of Directors due to the failure of the specified Directors to attend such meetings at the Board after the notice of the meeting has been sent by the Company in accordance with these Articles, the attendance of any four (4) Directors (in person or by alternate) at the next duly called meeting shall constitute a quorum.

99.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100.	The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101.	The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointor) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulation that may be imposed on it by the Directors.

102.	A committee may elect a chairman of its meetings; if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their member to be chairman of the meeting.

103.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

104.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or alternate Director as the case may be.

105.	Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors, (including both the Series A Director and Series B Director and Directors appointed by the Ordinary Shareholders) or all the member of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor), and annexed or attached to the Directors’ Minute Book shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the Directors. A cable, facsimile or telex message sent by a Director or his Alternate shall be deemed to be a document signed by him for the purposes of this Article.

106.	(a)	A Director may be represented at any meetings of the Board of Director by a proxy appointed by him in which event the presence or vote of the proxy shall for all purpose be deemed to be that of the Director.

	(b)	The provision of Articles 78-83 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OR DIRECTOR

107.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	If he absents himself (without being represented by proxy or an alternate Director appointed by him) for more than 6 months from the meetings of the Board of Directors without permission of the Directors;

(c)	If he dies, becomes bankrupt or makes any arrangement or composition with his creditor generally;

(d)	If he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

108.	Subject to Article 84, the Company may by a resolution of Members appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

109.	Subject to Article 84, the Director shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

110.	Notwithstanding any other provision of these Articles, a Director shall be removed, with or without cause, (i) in the case of the Series A Director, the Series B Director and the three (3) Directors appointed by the Ordinary Shareholders upon, and only upon, the affirmative vote of the member or members who appointed, or as the case may be, nominated such Director and (ii) in the case of the two (2) independent Directors, by the vote of a majority of each of Ordinary Shareholders, Series A Shareholders and Series B Shareholders.

111.	All Directors shall retire from office at every annual general meeting and shall be eligible for re-election. The retiring Directors shall if not declining themselves in writing for re-election be deemed to have been re-elected unless the vacated office is filled by electing a person or persons thereto by the Members at the annual general meeting.

112.	Notwithstanding any other provision of these Articles, if any Director appointed by the Members pursuant to Article 84 resigns as or otherwise ceases to be a Director, the replacement Director shall be appointed in the same manner as described in Article 84.

113.	In the event that any Series A Director or Series B Director is removed, resigns or otherwise ceases to be a Director (a “Terminated Director”), the Ordinary Shareholders and the Board shall not authorize the Company to transact any business outside the ordinary course of business or that is adverse to the interests of the Preferred Shareholder nominating such Series A Director or Series B Director until the earlier of (i) the date that a successor to or replacement of the Terminated Director has been elected to the Board, or, (ii) the date that is 10 business days after the original date of the removal, resignation, or cessation of directorship of the Terminated Director, provided that, other Members of the Company shall cooperate in good faith with the nominating Member in furtherance of the foregoing provisions, and vote in respect of shares (if applicable), as expeditiously as possible, in accordance with these Articles to elect the person nominated by such nominating member pursuant to Article 84 to replace or succeed the Terminated Director.

PRESUMPTION OF ASSENT

114.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

115.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Director or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary-Treasurer or some person appointed by the Directors for the purpose.

	(b)	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

116.	The Company may have a President, chief executive officer, chief financial officer, a Secretary or Secretary–Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTION AND RESERVE

117.	Subject to Article 18 and Article 18B, the Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

118.	Subject to the provisions of these Articles, the Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

119.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

120.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

121.	Any dividend, bonus, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of Members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, interest or other moneys payable in respect of the shares held by them as joint holders.

122.	No dividend shall bear interest against the Company.

123.	No dividend or distribution shall be payable except out of the profits of the Company realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

124.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares, they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

125.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

CAPITALIZATION

126.	Subject to Article 18, the Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible among them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and among them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlement accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOK OF ACCOUNT

127.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

128.	Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

129.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Member not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

130.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

131.	The Company may at any annual general meeting appoint Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

132.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

133.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

134.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

135.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

136.	(a)	Where a notice is sent by post, service of the notice shall be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

	(b)	Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization and to have been effected on the day the same is sent as aforesaid.

137.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

138.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

139.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)	every person shown as a Member in the register of Members as of the record date for such except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	No other person shall be entitled to receive notices of general meetings.

WINDING UP

140.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

141.	If the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid, at the commencement of the winding up on the shares held by them respectively. Additionally, if in a winding up, the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

LIQUIDATION PREFERENCE

142.

Notwithstanding anything in these Articles to the contrary, in the event of any Liquidation Event and so long as any of the Series A Preferred Shares and Series B Preferred Shares have not been converted into Ordinary Shares, the Series A Shareholders and Series B Shareholders shall be entitled to receive in preference to the holders of the Ordinary Shares a per share amount equal to 150% of the respective Original Issue Price and any declared but unpaid dividends (collectively, the “Preference Amount”), proportionately adjusted for share splits, share dividends, recapitalizations and the like. After the Preference Amount has been paid in full on all Series A Preferred Shares and Series B Preferred Shares, any remaining assets of or proceeds received by the Company shall be distributed to the holders of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares pro

rata on an as-converted basis. If upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to the Series A Shareholders and Series B Shareholders, then all such assets (or consideration) shall be distributed to the Series A Shareholders and Series B Shareholders pari passu based on the applicable Original Issue Price of the Series A Shareholders and Series B Shareholders.

143.	A “Liquidation Event” shall include (i) a liquidation, winding-up or dissolution of the Company or the PRC Company, or (ii) at the election of a holder of a Preferred Share, a merger, acquisition or sale of voting control of the Company or the PRC Company in which its shareholders do not retain a majority of the voting power in the surviving company, or (iii) a sale of all or substantially all of the Company or the PRC Company’s assets; or (iv) a merger which values the Company at less than 150% of the post-money valuation of the Company immediately after the closing of the investment by holders of Series B Preferred Shares in the series B preferred shares of Paker.

144.	In the event the Company proposes to distribute assets (including securities) other than cash in connection with any Liquidation Event, the value of the assets to be distributed to the holders of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the 30 day period ending 1 day prior to the distribution;

(b)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30 day period ending 3 days prior to the distribution; and

(c)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

145.	The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above to reflect the fair market value thereof as determined in good faith by the Board.

146.	The holders of the Preferred Shares shall have the right to challenge any determination by the Board of fair market value, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the holders of Preferred Shares, the cost of such appraisal to be borne by the Company if the fair market value of the asset concerned as determined by the independent appraiser is greater than that determined by the Board.

INDEMNITY

147.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

FINANCIAL YEAR

148.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 3lst December in each year and, following the year of incorporation, shall begin on lst January in each year.

AMENDMENTS OF ARTICLES

149.	Subject to the Statute and the provisions of Article 18, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

150.	If the Company is exempted as defined in the Statute , it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.